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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported):  June 1, 1999

                            McLEODUSA INCORPORATED
            (Exact name of registrant as specified in its charter)


         Delaware                      0-20763              42-1407240
     (State or Other                 (Commission           (IRS Employer
Jurisdiction of Incorporation)       File Number)      Identification Number)


                           McLeodUSA Technology Park
                       6400 C Street S.W., P.O. Box 3177
                             Cedar Rapids, IA                  52406-3177
                           (Address of Principal               (Zip Code)
                            Executive Offices)

      Registrant's telephone number, including area code: (319) 364-0000

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                   INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events.

Agreements to Acquire Access Communications Holdings, Inc. and S.J. Investments
-------------------------------------------------------------------------------
Holdings, Inc.
----------------


   On June 1, 1999, McLeodUSA Incorporated (the "Company") entered into an Agreement and Plan of Merger (the "ACHI Merger Agreement") with Access Communications Holdings, Inc., a Utah corporation ("ACHI") and certain of the stockholders of ACHI, pursuant to which ACHI will be merged with and into a newly-formed wholly owned subsidiary ("Mergeco") of the Company (the "ACHI Merger").

   As a result of the ACHI Merger, the outstanding shares of common stock of ACHI will be converted in the aggregate into the right to receive approximately $23.3 million and 969,932 shares of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock").

   The Company also will assume approximately $48.3 million in ACHI debt. In addition, under the terms of the ACHI Merger Agreement, the Company will grant to certain employees of ACHI who agree to become employees of the Company after the ACHI Merger options to purchase shares of Class A Common Stock with a value under the Black Scholes method of up to $50 million.

   Consummation of the ACHI Merger is subject to the satisfaction of certain conditions, including (i) approval of the ACHI Merger Agreement by the stockholders of ACHI, (ii) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of all applicable waiting periods thereunder, (iii) receipt of regulatory approvals,
(iv) consummation of the SJIH Merger (as defined below), and (v) certain other customary conditions. Certain stockholders of ACHI have entered into voting agreements with the Company pursuant to which, among other things, they have agreed to vote their shares of ACHI common stock in favor of the ACHI Merger. Both the Company and ACHI may terminate the ACHI Merger Agreement if the ACHI Merger has not been consummated by August 1, 1999.

   In a related transaction, on June 1, 1999, the Company entered into an Agreement and Plan of Merger (the "SJIH Merger Agreement") with an affiliated company of ACHI, S.J. Investments Holdings, Inc. ("SJIH"), a Utah corporation, and the stockholders of SJIH, pursuant to which SJIH will be merged with and into Mergeco (the "SJIH Merger").

   As a result of the SJIH Merger, the outstanding shares of common stock of SJIH will be converted in the aggregate into the right to receive $25 million and 969,932 shares of the Class A Common Stock. The Company also will assume approximately $48.3 in SJIH debt. Consummation of the SJIH Merger is subject to the satisfaction of conditions similar to those of the ACHI Merger.

   Although two legally separate S-Corporations, ACHI and SJIH conduct business as Access Long Distance. Access Long Distance serves business and residential customers in the states of Arizona, California, Colorado, Florida, Idaho, Nevada, New Mexico, Oregon, Utah and Washington. As of March 31, 1999, Access Long Distance served approximately 17,500 commercial customers and approximately 11,600 residential customers, generating 1998 revenues of $87 million. As of March 31, 1999, Access Long Distance had approximately 320 employees. Access Long Distance is a switch-based provider of commercial and residential telecommunications services, including long distance, toll-free and prepaid calling cards. In addition, Access Long Distance also sells enhanced toll-free services.

   A copy of the press release, dated June 1, 1999, issued by the Company regarding the above-described transactions, is attached as Exhibit 99.1 hereto and incorporated herein by reference.
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


          (c)  Exhibits.

           99.1 Press Release, dated June 1, 1999, announcing the Company's execution of definitive agreements to acquire ACHI and SJIH.
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                                  SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 15, 1999                      McLeodUSA Incorporated


                                          By:  /s/ Randall Rings
                                             -------------------
                                             Randall Rings
                                             Vice President, Secretary and
                                              General Counsel
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                                 EXHIBIT INDEX



99.1 Press Release, dated June 1, 1999, announcing the Company's execution of definitive agreements to acquire ACHI and SJIH.